EXHIBIT (j)(8)
THIRD AMENDED & RESTATED CUSTODIAL SERVICES AGREEMENT
THIS THIRD AMENDED & RESTATED CUSTODIAL SERVICES AGREEMENT (this “Agreement”), dated as of November 6, 2015, by and among Deutsche Bank Trust Company Americas, a New York banking corporation, as custodian (the “Custodian”), On Deck Capital, Inc. (“On Deck”), as servicer (in such capacity, the “Servicer”), and as seller (in such capacity, the “Seller”) and Prospect Small Business Lending, LLC, a Delaware limited liability company (the “Purchaser”).
WHEREAS, the Purchaser has entered into that certain (1) Committed Whole Loan Sale Agreement, dated as of February 21, 2014 (as amended, restated and supplemented from time to time, the “ODV Sale Agreement”), between the Purchaser and the Seller, pursuant to which the Purchaser will from time to time acquire certain ODV On Deck Loans, on the terms and subject to the conditions set forth therein; (2) Committed Whole Loan Sale Agreement, dated as of September 22, 2014 (as amended, restated and supplemented from time to time, the “First Core Sale Agreement”), between the Purchaser and the Seller, pursuant to which the Purchaser will from time to time acquire certain Core On Deck Loans, on the terms and subject to the conditions set forth therein; (3) Committed Whole Loan Sale Agreement, dated as of the date hereof (as amended, restated and supplemented from time to time, the “Second Core Sale Agreement”, and together with the First Core Sale Agreement, the “Core Sale Agreements”), between the Purchaser and the Seller, pursuant to which the Purchaser will from time to time acquire certain Core On Deck Loans, on the terms and subject to the conditions set forth therein; and (4) Amended and Restated Committed Whole Loan Sale Agreement (ODO), dated as of the date hereof (as amended, restated and supplemented from time to time, the “ODO Sale Agreement”), between the Purchaser and the Seller, pursuant to which the Purchaser will from time to time acquire certain ODO On Deck Loans, on the terms and subject to the conditions set forth therein;
WHEREAS, the Purchaser is a wholly-owned subsidiary of a closed-end management investment company, which has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);
WHEREAS, the Servicer has agreed to service the On Deck Loans acquired by the Purchaser pursuant to the Servicing Agreement;
WHEREAS, pursuant to the Amended and Restated Custodial Services Agreement, dated as of March 31, 2015, by and among Custodian, On Deck and the Purchaser (the “Current Custodial Agreement”), the Custodian has acted as agent for the Purchaser for the purposes of receiving, reviewing and holding, loan files with respect to purchased loans as described therein;
WHEREAS, the parties hereto desire to amend and restate the Current Custodial Agreement in its entirety to read in its entirety as set forth herein; and
WHEREAS, the purpose of this Agreement is to establish the terms and conditions under which the Custodian will act as agent for the Purchaser for the purposes of receiving, reviewing and holding, with respect to each Purchased Loan (as defined below), the applicable Loan File (as defined in the Sale Agreement);
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Custodian, On Deck and the Purchaser hereby agree as follows:
1.Definitions. For purposes of this Agreement, the following terms shall have the respective meanings given to them below; capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Sale Agreement:
2.“Online Product” means an On Deck Loan underwritten by the Seller for which the Seller notifies the Custodian in writing that either: (i) it did not review the data from either the operating checking account or merchant processing data of the applicable Loan Obligor prior to the funding of such On Deck Loan, or (ii) such On Deck Loan should be classified for purposes of this Agreement as an “Online Product”.
3.“Purchased Loans” means, individually and collectively, the On Deck Loans which have been sold by the Seller to the Purchaser under the Sale Agreement other than any Defective Loans (as defined in the Sale Agreement) that have been repurchased by the Seller from the Purchaser in accordance with the applicable provisions of the Sale Agreement.
4.“Loan Schedule” means the schedule of Purchased Loans evidencing Purchased Loans delivered by the Purchaser (or caused to be delivered by the Purchaser) to the Custodian, which shall include, for each Purchased Loan, the information set forth on Exhibit D hereto, as applicable.
5.“ODO On Deck Loan” means each loan or similar agreement purchased by the Owner from time to time pursuant to the ODO Sale Agreement.
6.“Core On Deck Loan” means each loan or similar agreement purchased by the Owner from time to time pursuant to a Core Sale Agreement.
7.“ODV On Deck Loan” means each loan or similar agreement purchased by the Owner from time to time pursuant to the ODV Sale Agreement.
8.“On Deck Loan” means an ODV On Deck Loan, Core On Deck Loan and/or a ODO On Deck Loan, as applicable.
9.“Sale Agreement” means the ODV Sale Agreement, the First Core Sale Agreement, the Second Core Sale Agreement and/or the ODO Sale Agreement, as applicable.
10.“Servicing Agreement” means that certain Servicing Agreement, dated as of February 21, 2014, by and between the Seller and the Purchaser, as amended by Amendment No. 1 to the Servicing Agreement, dated as of September 22, 2014, as amended by Amendment No. 2 to the Servicing Agreement, dated as of March 31, 2015, as amended by Amendment No. 3 to the Servicing Agreement, dated as of the date hereof, and as it may be further amended, restated or otherwise modified from time to time.
11.Custody of Loan File.
1.    Custodian to Act for Purchaser; Acceptance of Loan File. The Purchaser hereby appoints the Custodian, and the Custodian hereby agrees to take delivery and possession of electronic copies of the Loan Files relating to the Purchased Loans and any documents corresponding to such Loan Files received by it from time to time, as the agent and custodian for, and bailee of, the Purchaser. In accordance with the provisions of Section 2.2 hereof, the Custodian will issue a trust receipt substantially similar in form to Exhibit A hereto (a “Trust Receipt”) with respect to each Loan File it receives (as described in more detail below).
2.    Obligations of the Custodian.
a.Upon receipt of each Loan File, other than a Loan File relating to an Online Product, delivered to the Custodian by On Deck, as Seller, pursuant to the Sale Agreement, the Custodian hereby agrees to review each Loan File as to each document and the information as to items 2, 3, 4, 5, 6, and 14 set forth on the corresponding Loan Schedule, cross-reference such Loan File and Loan Schedule with the items listed on the checklist in the form of Exhibit B-1 hereto (a “Document Checklist”), and confirm receipt of each item on the Document Checklist; provided that item 14 shall only be required to be reviewed for Loan Files received more than 30 days after the date of this Agreement.
b.Upon receipt of a Loan File relating to an Online Product, delivered to the Custodian by On Deck, as Servicer pursuant to the Servicing Agreement or as Seller pursuant to the Sale Agreement, the Custodian hereby agrees to review each Loan File as to each document and the information as to items 2, 3, 4, 5, 6, and 14 set forth on the corresponding Loan Schedule, cross-reference such Loan File and Loan Schedule with the items listed on the checklist in the form of Exhibit B-2 hereto (an “Online Document Checklist”), and confirm receipt of each item on the Online Document Checklist; provided that item 14 shall only be required to be reviewed for Loan Files received more than 30 days after the date of this Agreement.
c.No later than 11:00 a.m. two (2) Business Days after the delivery of any Loan File to the Custodian, the Custodian shall, with respect to each such Loan File and the related Purchased Loan:
(i) if such Loan File conforms to the information set forth on the corresponding checklist and is complete, accept such Loan File (upon such acceptance, an “Approved File” and, collectively, the “Approved Files”) and forward to the Purchaser a Trust Receipt therefor (which Trust Receipt shall evidence receipt of all Approved Files accepted by the Custodian at such time with respect to the related Loan Purchase Date); or

(ii) if any document for such Loan File, as set forth on the corresponding Document Checklist or Online Documents Checklist, as applicable, is missing or does not appear regular on its face, the Custodian shall so notify the Purchaser and On Deck by listing such Loan File on Schedule II to the Trust Receipt and such Loan File shall not be accepted by the Custodian (each such Loan File, a “Rejected File”).
The Custodian shall hold each Rejected File, at On Deck’s expense (which expense shall be the same cost as the Custodian charges the Purchaser for holding an Approved File and reconciled between Purchaser and On Deck), for a period not to exceed five (5) Business Days (the “Resolution Period”). During such Resolution Period, On Deck may recover such Rejected File from the Custodian, provide or replace any missing or irregular documents with respect to such Rejected File and/or obtain written consent from the Purchaser with respect to any defect in the Loan File and resubmit such Rejected File to the Custodian for review as described above (and, if accepted by the Custodian, upon such acceptance such Rejected File shall become an Approved File and the Custodian shall issue an updated Trust Receipt therefor as described above). The Custodian shall deliver Trust Receipts pursuant to this Section 2.2(c) by facsimile with the original to follow by overnight courier; provided, however, that the Custodian may deliver the Trust Receipt by electronic mail pursuant to procedures approved by the Purchaser until such time as the Purchaser notifies the Custodian that it no longer wishes to receive such documents using electronic mail. Any Trust Receipt sent to an electronic mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, if available, return electronic mail or other written acknowledgement).
d.The Custodian shall segregate and maintain continuous custody of the Approved Files (and, during the Resolution Period, the Rejected Files) in secure facilities in accordance with customary standards for such custody. The Approved Files (and, during the Resolution Period, the Rejected Files) shall be held in safekeeping by the Custodian, individually segregated from other assets and property in the possession of the Custodian and shall be identified as subject to this Agreement and marked so as to clearly identify them as the property of the Purchaser. The Custodian shall maintain a register (in book-entry form or in such other form as it shall deem necessary or desirable) of Approved Files (and, during the Resolution Period, the Rejected Files), containing such information as the Purchaser and the Custodian may reasonably agree.
e.With respect to the documents constituting the Approved Files (and, during the Resolution Period, the Rejected Files), the Custodian shall (i) act exclusively as the custodian for, and the bailee of, the Purchaser, (ii) hold all documents constituting such Approved Files (and, during the Resolution Period, the Rejected Files) for the exclusive use and benefit of the Purchaser and (iii) not surrender control and/or possession of, sell, encumber or otherwise dispose of such Approved Files (and, during the Resolution Period, the Rejected Files) other than in accordance with the express terms of this Agreement or with written instructions furnished by the Purchaser. The provisions of this Section 2.2(e) shall survive the resignation or removal of the Custodian and the termination of this Agreement.
f.From time to time, the Purchaser may forward to the Custodian additional documents for the inclusion in the Loan File (including supplemental Loan Files containing additional or modified documents or other records with respect to the Purchased Loans for which a Loan File has been previously delivered); provided, however, that no Trust Receipt shall be required to be issued in connection with the delivery of any such additional or modified documents or other records. The Purchaser hereby authorizes the Custodian to release any document to the Servicer, with the written consent of the Purchaser substantially in the form of Exhibit C hereto. Within five (5) Business Days after the written request of any party hereto, the Custodian shall provide the requesting party, at the requesting party’s expense, with copies of the Approved Files or any document(s) included therein. Written instructions as to the method of shipment and shipper(s) the Custodian is directed to utilize in connection with transmission of Loan File and loan documents in accordance with the terms hereof shall be delivered by the Servicer or the Purchaser, as applicable, to the Custodian prior to any shipment of any Loan File and loan document hereunder. The Servicer or the Purchaser, as applicable, will arrange for the provision of such services at its sole cost and expense (or, at the Custodian’s option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and will maintain such insurance against loss or damage to Loan File and loan documents as the Servicer or the Purchaser, as applicable, deems appropriate. Without limiting the generality of the provisions of Section 4.3, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any Person, including without limitation, the Servicer or the Purchaser, arising out of actions of the Custodian in compliance with instructions of the Servicer or the Purchaser (unless, in case of instructions from the Servicer, the Custodian has not received the written consent of the Purchaser to any release of a document hereunder or has received written notice from the Purchaser that the Custodian shall not comply with future instructions from the Servicer). In the event the Servicer or the Purchaser fails to provide such written instructions as to the method of delivery, the Custodian is authorized to utilize, and shall be reimbursed for reasonable expenses of, a nationally recognized courier service.
g.In the event that (i) any party hereto shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Approved File or a document included within such Approved File or (ii) a third party shall institute any court proceeding by which any Approved File or a document included within such Approved File shall be required to be delivered other than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. The Custodian shall continue to hold and maintain all Approved Files that are subject to such proceedings pending a final order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, as evidenced by a copy of such court’s determination provided by the Purchaser, the Custodian shall dispose of such Approved File or a document included within such Approved File as directed by such determination or, if no such determination is made, in accordance with the provisions of this Agreement. Reasonable expenses (including reasonable and necessary attorneys’ fees and related expenses) of the Custodian incurred as a result of such proceedings shall be borne by the Purchaser.
h.The Custodian shall notify the Purchaser of all written inquiries, demands, or other communications, if any, which the Custodian may receive during the term of this Agreement in respect to any of the Approved Files from a Person other than the Purchaser solely to the extent it is lawfully able to do so. The Custodian shall promptly forward to the Purchaser copies of all such written inquiries, demands, or other communications solely to the extent it is lawfully able to do so. Notwithstanding anything contained herein to the contrary, the obligations contained in this Section 2.2(h) shall only apply to Approved Files purchased by the Purchaser and not subsequently repurchased by On Deck.
i.In the event of any release by the Custodian of any Approved File or document included within such Approved File to the Servicer pursuant to paragraph (e) or (f) above, the Custodian shall provide notice of such release to each of the Purchaser and On Deck, together with the reason therefor based on the information provided by the Servicer.
j.The Custodian shall not release, or incur any liability to On Deck or any other Person for refusing to release, any item relating to any Purchased Loan to On Deck or any other Person without the express prior written consent and at the direction of the Purchaser, and the Custodian is expressly authorized to follow any written direction of the Purchaser to release and deliver to any Person, in accordance with such direction any Loan File or other item relating to any Purchased Loan.
3.Inspection. The Purchaser, at the Purchaser’s reasonable expense, shall have the right to inspect and verify the nature and completeness of the Loan File in the possession of the Custodian and the Custodian shall permit the Purchaser (or its representative or designee) to (i) inspect at all reasonable times during regular business hours and upon reasonable notice to the Custodian the Loan File in the possession of the Custodian and the records of the Custodian relating to this Agreement and the Loan File and (ii) make copies of such Loan File or the records of the Custodian relating to this Agreement or such Loan File.
4.Periodic Statements. Within two (2) Business Days after the written request of the Purchaser, the Custodian shall provide to the Purchaser a list of all the Purchased Loans for which the Custodian holds a Loan File pursuant to this Agreement. Such list may be in the form of a copy of all Loan Schedules with manual deletions to specifically denote any Purchased Loans paid in full, liquidated or released since the date of this Agreement.
5.No Sub-Custodians. The Custodian shall not appoint any sub-custodian, sub-agent or other depository to hold the Loan Files.
6.Insurance of Custodian. At its own expense, the Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect such insurance in amounts, with standard coverage and subject to deductibles, all as is customary for insurance typically maintained by banks which act as custodian. Upon written request, the Purchaser shall be entitled to receive a certificate of the Custodian stating that such insurance is in full force and effect.

7.Records; Access to Records. The Custodian shall create and maintain complete and accurate records, including separate ledger accounts (or other records), relating to its activities under this Agreement with respect to the Approved Files (and, during the Resolution Period, the Rejected Files) and all other property and assets, if any, held for the Purchaser under this Agreement. Upon reasonable prior written notice, and during normal business hours, the Custodian shall provide access to its records, registers, ledger accounts and other records pertaining to the Approved Files (and, during the Resolution Period, the Rejected Files) to the Purchaser’s auditors and accountants for the purpose of verification and confirmation of the Custodian’s compliance with the terms of this Agreement, including without limitation the requirements pertaining to the segregation and identification of assets and other record-keeping requirements.
12.Representations and Warranties:
1.The Custodian. The Custodian hereby represents and warrants to the Purchaser and On Deck that:
a.this Agreement has been duly authorized, executed and delivered by the Custodian and constitutes the legal, valid and binding obligation of the Custodian, enforceable in accordance with its terms;
b.the Custodian will not assert, any lien, right of distraint or levy, right of offset, claim, deduction, counterclaim, security or other interest in any of the Loan Files now or hereafter in the custody, control or possession of the Custodian, or in the proceeds of any Loan File or any substitutions therefor, including any of the foregoing which might arise or exist in the Custodian’s favor pursuant to any agreement, common law, statute or otherwise;
c.the Custodian does not have any actual knowledge of any security interest or claim with respect to any such Loan File or proceeds thereof and will promptly notify the Purchaser following its receipt of written notice of such security interest or claim with respect to any such Loan File or proceeds thereof; and
d.it is qualified to act as a custodian pursuant to Section 26(a)(1) of the 1940 Act.
2.On Deck. On Deck hereby represents and warrants to the Purchaser and the Custodian that:
a.each of the Approved Files heretofore delivered or to be delivered to the Custodian has been or will be sold by On Deck to the Purchaser pursuant to the Sale Agreement; and
b.after the delivery of a copy of each Approved File to the Custodian hereunder, On Deck shall have delivered (or caused to be delivered) a copy of each item included in each such Approved File maintained by the Servicer on its behalf.
3.The Purchaser and On Deck. Each of the Purchaser and On Deck hereby represents and warrants to the Custodian that this Agreement has been duly authorized, executed and delivered by the Purchaser and On Deck, respectively, and constitutes the legal, valid and binding obligation of the Purchaser and On Deck, respectively, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding, in equity or in law.
13.Miscellaneous:
1.Term. This Agreement shall remain in full force and effect until the earliest of the following: (i) the Custodian has received written notice from the Purchaser that the Termination Date has occurred under the Sale Agreement, (ii) the Custodian receives written notice from the Purchaser of an earlier termination hereof, (iii) the Custodian is removed by the Purchaser as custodian hereunder as provided in Section 4.3(m) and (iv) the Custodian elects to resign as custodian hereunder as provided in Section 4.3(m). Upon the termination hereof, promptly after receipt of such written notice from the Purchaser to such effect, the Custodian shall release and deliver all documents remaining in the Approved Files to or at the written direction of the Purchaser.
2.Payment of the Custodian Fees. The Purchaser shall be solely responsible for the payment of all fees and reasonable expenses of the Custodian for the services provided by the Custodian under this Agreement, which fees and expenses shall be paid as set forth in a separate fee letter between the Custodian and the Purchaser, and On Deck shall not have any obligation for such fees and expenses. The Custodian shall have no lien, claim or right of set-off against On Deck or the Purchaser for the payment of such fees and expenses due and owing hereunder; provided, however, that the foregoing shall not affect any indemnity provided to the Custodian from a party or person other than the Purchaser pursuant to any other express term or provision of this Agreement. The Custodian hereby waives any lien, claim or right of setoff arising under this Agreement or under common law, statute or otherwise against any Loan File.
3.Limitation on the Custodian’s Responsibility and Liability.
a.The Custodian shall have no duties or responsibilities except those that are specifically set forth herein and no duties or obligations shall be implied in this Agreement against the Custodian. If the Custodian shall request instructions from the Purchaser with respect to any act, action or failure to act in connection with this Agreement, the Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Custodian shall have received written instructions from the Purchaser without incurring any liability therefor to the Purchaser, On Deck or any other Person.
b.The Custodian shall not be liable for any action or omission to act hereunder, except for its own gross negligence or willful misconduct. In no event shall the Custodian have any responsibility to ascertain or take action with respect to any Loan File, except as expressly provided herein.
c.The Custodian may act in reliance upon any written communication of the Purchaser concerning the delivery of any Loan File pursuant to this Agreement including, without limitation, any copy of a Consent to Release as contemplated by Exhibit C hereto.
d.(i) On Deck hereby agrees to reimburse, indemnify and hold harmless the Custodian, its directors, officers, employees or agents from and against any and all claims, damages, liability, loss, cost, penalties, disbursements and expenses including reasonable out-of-pocket fees and expenses of counsel arising from any breach by On Deck of any of its respective representations, warranties, undertakings, covenants or obligations in the Agreement, including, but not limited to any action taken or not taken by it hereunder and the claims of any third parties, including the Purchaser, except in the case of loss, liability or expense resulting from gross negligence or willful misconduct on the part of the Custodian, or its directors, officers, employees or agents. The provisions of this Section 4.3(d)(i) shall survive the resignation or removal of the Custodian and the termination of this Agreement.
(ii) The Purchaser hereby agrees to reimburse, indemnify and hold harmless the Custodian and its directors, officers, employees or agents from and against any and all claims, damages, liability, loss, cost, penalties, disbursements and expenses including reasonable out-of-pocket fees and expenses of counsel arising from or connected with the Custodian’s execution and performance of this Agreement, including, but not limited to any action taken or not taken by it hereunder and the claims of any third parties, including On Deck, except in the case of loss, liability or expense resulting from gross negligence or willful misconduct on the part of the Custodian, or its directors, officers, employees or agents. The provisions of this Section 4.3(d)(ii) shall survive the resignation or removal of the Custodian and the termination of this Agreement.
e.Notwithstanding anything in this Agreement to the contrary, in no event shall any party hereto be liable for special, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if such party has been advised of the likelihood of such losses or damages and regardless of the form of action.
f.The Custodian may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.
g.In the Custodian’s review of documents pursuant to this Agreement, the Custodian shall be under no duty or obligation to inspect, review or examine the Loan File to determine that the contents thereof are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face.
h.The Custodian may conclusively rely, and shall be protected in acting or refraining from acting, in each case, in accordance with the terms of this Agreement, upon and need not verify the accuracy of, (i) any written instructions, from any persons the Custodian reasonably believes to be authorized to give such instructions and (ii) any written instruction, notice, order, request, direction, certificates, opinion or other instrument or document reasonably believed by the Custodian to be genuine and to have been signed and presented by the proper party or parties in compliance with the provisions of Section 4.11.
i.No provision of this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under this Agreement if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity is not reasonably assured to it. Without limiting the generality of the foregoing, the Custodian shall not be required to follow any direction of the Purchaser if the Custodian reasonably believes that such direction would cause it to incur any liability, loss, cost or expense (including reasonable legal fees and expenses), other than costs or expenses that are incurred in the ordinary course of the Custodian’s performance of its obligations hereunder unless the Purchaser has furnished the Custodian with indemnification satisfactory to it.
j.Notwithstanding anything to the contrary in this Agreement, the Custodian shall not be liable for any delays in performance for causes beyond its control, including, but not limited to, fire, flood, war, terrorism, epidemic, unusually severe weather, strike, restriction by civil or military authority in their sovereign or contractual capacities, transportation failure, or inability to obtain labor. In the event of any such delay, performance shall be extended for so long as such period of delay.
k.The Custodian shall be under no responsibility or duty with respect to the disposition of any Loan File while such Loan File is not in its possession. The Custodian shall be under no duty or obligation to inspect, review or examine the Loan File to determine that the contents thereof are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.
l.The Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement other than for the Custodian’s compensation or for reimbursement of expenses.
m.The Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than sixty (60) days after delivery to the Purchaser and On Deck of written notice of such resignation specifying a date when such resignation shall take effect. Upon receiving such notice of resignation, the Purchaser shall promptly appoint a successor custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Custodian and the successor custodian. The Purchaser may remove the Custodian at any time upon written notice. In such event, the Purchaser shall appoint, or petition a court of competent jurisdiction to appoint, a successor custodian hereunder. Any resignation or removal of the Custodian and the appointment of a successor custodian pursuant to any of the provisions of this Section 4.3(m) shall become effective upon acceptance of appointment by the successor custodian whereupon such successor custodian shall assume all of the rights and obligations and make all representations and warranties of the Custodian hereunder. Notwithstanding the immediately preceding sentence, if a successor custodian has not been appointed or has not accepted an appointment by the date specified as the effective date in a notice of resignation delivered by the resigning Custodian, the date so specified by the resigning Custodian in such notice as the effective date of such resignation shall be the effective date of such resignation; provided, that such date is at least sixty (60) days after delivery of such notice to the Purchaser and On Deck. The Purchaser shall give prompt notice to On Deck and the resigning or removed Custodian of an acceptance by any successor custodian. Upon the effective date of such resignation or removal, Custodian shall (i) be reimbursed for any reasonable costs and expenses the Custodian shall incur in connection with the termination of this Agreement and (ii) deliver all of the executed copies, including, if applicable, any original executed copies, of the Loan Files in the possession of the Custodian to the Purchaser or to such Person as the Purchaser may designate to the Custodian in writing.
n.The Custodian shall not be liable with respect to any action taken or omitted to be taken in accordance with the written direction, instruction, acknowledgment, consent or any other communication from the Purchaser in accordance with this Agreement.
o.Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian shall be the successor of the Custodian hereunder without the execution or filing of any instrument or other document with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.
p.In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Custodian is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Custodian. Accordingly, each of the parties agrees to provide to the Custodian upon its reasonable request from time to time such identifying information and documentation as may be available to such party in order to enable the Custodian to comply with Applicable Law.
4.Governing Law; Waiver of Jury Trial; Judicial Reference; Submission to Jurisdiction.
a.THIS AGREEMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, except to the extent such laws are PREEMPTED BY federal securities laws, including the 1940 Act, in which case such federal securities laws shall govern. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT

BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THE PROVISIONS OF THIS PARAGRAPH CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTY HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT.
b.ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN MANHATTAN OR IN THE FEDERAL COURTS LOCATED IN MANHATTAN AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY (OTHER THAN THE CUSTODIAN) HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS DESIGNATED BELOW, SUCH SERVICE TO BECOME EFFECTIVE SEVEN (7) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PURCHASER OR ANY OTHER PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY HERETO IN ANY OTHER JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
5.Binding Effect. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither On Deck nor Custodian may assign this Agreement or any of their respective rights or obligations hereunder, except with the prior written consent of the Purchaser.
6.Notices.     (a) Subject to Section 4.6(c) below, all notices and other communications provided for herein shall be in writing and shall be delivered either by hand, by overnight courier service, by certified or registered mail, by facsimile or by email (in portable document format (“pdf”) or tagged image file format (“TIFF”) as follows:

If to the Custodian:	Deutsche Bank Trust Company Americas 1761 East St. Andrew Place Santa Ana, CA 92705 Attn: Mortgage Custody - PC141C Telephone No.: (714) 247-6000
If to On Deck as the Servicer:
On Deck Capital, Inc.
901 N. Stuart Street, Suite 700
Arlington, VA 22203
Attention: Martha Dreiling, Senior Director of Operations
Telephone:  (888) 269-4246,  Ext. 413
Facsimile:  (866) 679-6607

With a copy to:
DLA Piper LLP (US)
500 Eighth Street, NW
Washington, DC 20004
Attn: Rich Davis

If to On Deck as the Seller:
On Deck Capital, Inc.
1400 Broadway, 25th Floor
New York, NY 10018
Attention: Chief Legal Officer, On Deck
Telephone: 917-677-7177
Facsimile: 646-417-6376

With a copy to:
DLA Piper LLP (US)
500 Eighth Street, NW
Washington, DC 20004
Attn: Rich Davis

If to the Purchaser:
Prospect Small Business Lending, LLC
c/o Prospect Capital Corporation
10 East 40th Street, 42nd Floor
New York, New York 10016
Attention: General Counsel and Christopher Johnson
Facsimile No.: 212-448-9652
Email: fax@prospectstreet.com
pl@prospectstreet.com
pacct@prospectstreet.com
cjohnson@prospectstreet.com
grier@prospectstreet.com
jbarry@prospectstreet.com
ponline@prospectstreet.com

(b)Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other party hereto in accordance with Section 4.6(a) above.
(c)    All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (a) in the case of notices and other communications delivered by hand or overnight courier service, upon actual receipt thereof, (b) in the case of notices and other communications delivered by certified or registered mail, upon the earlier of actual delivery and the third Business Day after the date deposited in the U.S. mail with postage prepaid and properly addressed, provided, that no notice or communication to the Purchaser shall be effective until actually received by the Purchaser, (c) in the case of notices and other communications delivered by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number, and (d) in the case of notices and other communications delivered by email, upon receipt by the sender of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, a return email or other written acknowledgement), provided, that no notice or communication to the Purchaser shall be effective until receipt by the sender of written confirmation of receipt affirmatively initiated by the Purchaser; provided, however, that in each case, if a notice or other communication would be deemed to have been given in accordance with the foregoing at any time other than during the recipient’s normal business hours on a Business Day for such recipient, such notice or other communication shall be deemed given on the next succeeding Business Day for such recipient. Each party acknowledges and agrees that the use of electronic transmission in general, and email in particular, is not necessarily secure and that there are risks associated with the use thereof, including risks of interception, disclosure and abuse, and each indicates it assumes and accepts such risks by hereby authorizing the use of electronic transmission.
7.Counterparts. This Agreement and any amendment hereto may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.

8.Amendments; Etc.. This Agreement may not be modified, amended or supplemented except by a formal written instrument (and not by an email or series of emails) signed, with respect to the Purchaser, in blue ink by Christopher A. Johnson as President of the Purchaser or Joseph A. Ferraro as Vice President and Authorized Signatory of the Purchaser, or the successor of either, on behalf of the Purchaser. No term or provision of this Agreement may be waived except by a formal written instrument (and not by an email or series of emails) signed by the party against whom such waiver is sought; provided, that in the case of the Purchaser, such instrument must be signed in blue ink by Christopher A. Johnson as President of the Purchaser or Joseph A. Ferraro as Vice President and Authorized Signatory of the Purchaser, or the successor of either. This Agreement constitutes the entire agreement and understanding of the parties with respect to those matters and transactions contemplated by this Agreement and supersedes any prior agreement and understanding with respect to those matters and transactions. This Agreement may not be contradicted or supplemented by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten or oral agreements between the parties. There are no unwritten or oral agreements between the parties. The failure by any party to insist at any time upon strict compliance with this Agreement or with any of the terms of the agreement or any continued course of such conduct on its part will not constitute or be considered a waiver by that party of any of its rights or privileges. A waiver or consent, express or implied, of or to any breach or default by any party in the performance by that party of its obligations with respect to the agreement is not a waiver or consent of or to any other breach or default in the performance by that party of the same or any other obligations of that party.
9.Severability. Any provision of this Agreement which is prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In lieu of such invalid or unenforceable provision, the parties hereto will negotiate in good faith to add automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.
10.Further Assurances. On Deck shall, at the request of the Purchaser or the Custodian, at any time and from time to time following the execution hereof, properly execute and deliver, or cause to be executed and delivered, to the Purchaser or the Custodian, as the case may be, all such further documents and instruments and take all such further action as such party may reasonably request to confirm or carry out the provisions and intent of this Agreement.
11.Effect of Amendment and Restatement. Upon the effectiveness of this Agreement, the Current Custodial Agreement shall be amended and restated in its entirety by this Agreement. Any and all references in any Sale Agreement or Servicing Agreement to the Current Custodial Agreement shall be deemed to be amended to refer to this Agreement.

12.Authorized Representatives. Each individual designated as an authorized representative of the Purchaser, On Deck and the Custodian, respectively (an “Authorized Representative”), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Purchaser, On Deck or the Custodian, as the case may be, and the specimen signature for each such Authorized Representative of the Purchaser, On Deck or the Custodian, initially authorized hereunder, is set forth on Exhibit E, Exhibit F and Exhibit G hereof, respectively. From time to time, the Purchaser, On Deck or the Custodian may, by delivering to each other a revised exhibit, change the information previously given pursuant to this Section 4.11, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by the duly authorized signatories as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Custodian

By:    /s/ Christopher Corcoran
Name: Christopher Corcoran
Title: Director

By:    /s/ Barbara Campbell
Name: Barbara Campbell
Title: Vice President

PROSPECT SMALL BUSINESS LENDING, LLC, as the Purchaser

By:    /s/ Christopher Johnson
Name: Christopher Johnson
Title: President and Secretary

ON DECK CAPITAL, INC., as the Servicer and the Seller

By:        /s/ Cory R. Kumpfer
Name: Cory R. Kumpfer
Title: Chief Legal Officer

EXHIBIT A
TRUST RECEIPT
_________________________, 201__
[______________]

Re:
Third Amended and Restated Custodial Services Agreement, dated as of October [__], 2015 (the “Agreement”), among Deutsche Bank Trust Company Americas, as custodian (the “Custodian”), On Deck Capital, Inc., as servicer and seller, and Prospect Small Business Lending, LLC, as purchaser (the “Purchaser”)

Ladies and Gentlemen:
In accordance with the provisions of Sections 2.1 and 2.2 of the above-referenced Agreement, the undersigned, as the Custodian, hereby certifies that (i) it has received complete and satisfactory Approved Files for each Purchased Loan listed on Schedule I hereto acquired by the Purchaser pursuant to the Sale Agreement and (ii) Schedule II contains a list of all Rejected Files. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement. The Custodian makes no representations as to (i) the validity, legality, perfection, priority, enforceability, recordability, ownership, title, sufficiency, due authorization or genuineness of any of the documents contained in each Loan File or of any of the Purchased Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Purchased Loan.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Custodian
By:
Name:
Title:

SCHEDULE I to Trust Receipt
Approved Files

Loan Obligor             Loan Agreements

SCHEDULE II to Trust Receipt
Rejected Files

Loan Obligor             Loan Agreements

EXHIBIT B-1

Documents and Document Checklist

1.
The applicable Business Loan and Security Agreement and Business Loan and Security Agreement Supplement, together with an assignment executed by On Deck Capital, Inc. in favor of the Purchaser (such assignment may be evidenced by an omnibus assignment listing the applicable Business Loan and Security Agreement);

2.	Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debits;

3.	A copy of any one of the following with respect to the related Loan Obligor:
a.     passport;
b.     state or federal identification card;
c.     driver's license;
d.    military identification card; or
e.     IDology’s ExpectID IQ Identity Verification.

4.	A copy of any one of the following with respect to the related Loan Obligor:
a.     social security card;
b.     Form W-2;
c.     social security tax statement;
d.     personal tax return; or
e.    Lexis Nexis Business Instant ID report and consumer credit report

5.
A confirmation from a nationally recognized filing service that a UCC financing statement has been submitted for filing in connection with such Loan Agreements if Field 13 of the Loan Schedule for such Purchased Loan indicates that a UCC financing statement has been filed.

EXHIBIT B-2

Documents and ONLINE Document Checklist

1.
The applicable Business Loan and Security Agreement and Business Loan and Security Agreement Supplement, together with an assignment executed by On Deck Capital, Inc. in favor of the Borrower (such assignment may be evidenced by an omnibus assignment listing the applicable Business Loan and Security Agreement);

2.	Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debits);

3.	A copy of the Lexis Nexis Business Instant ID report and consumer credit report of the related Loan Obligor.

4.	IDology’s ExpectID IQ Identity Verification.

EXHIBIT C
CONSENT TO RELEASE
_________________________, 201__
Deutsche Bank Trust Company Americas
[1761 East St. Andrew Place]
[Santa Ana, CA 92705]
Attention: [__________]

Re:
Third Amended and Restated Custodial Services Agreement, dated as of October [__], 2015 (the “Agreement”), among Deutsche Bank Trust Company Americas, as custodian, On Deck Capital, Inc., as servicer and seller, and Prospect Small Business Lending, LLC, as purchaser (the “Purchaser”)

The Purchaser hereby approves, pursuant to the Agreement, the release of the Loan File and/or other documents described below. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.
Loan Information
Name of Loan Obligor:
_________________________________

File No.:
_________________________________

EXHIBIT D

LOAN SCHEDULE

Field Name Description
1.	Loan ID
2.	Name of Business
3.	Loan Amount
4.	Total Repayment Amount
5.	Daily/Weekly Payment Amount, as applicable
6.	Repayment Term
7.	Loan Obligor’s account number (where On Deck has ACH authority)
8.	Name on Loan Obligor’s account at bank
9.	Name of bank housing Loan Obligor’s account
10.	Routing number (for ACH) for that bank
11.	Any other information needed to initiate an ACH
12.	Full address
13.	UCC Financing Statement if filed
14.	Origination Date
15.	FAP Fee $

EXHIBIT E

AUTHORIZED REPRESENTATIVES OF THE PURCHASER

NAME    SPECIMEN SIGNATURE

__________________________________	__________________________________
__________________________________	__________________________________
__________________________________	__________________________________
__________________________________	__________________________________
__________________________________	__________________________________

EXHIBIT F

AUTHORIZED REPRESENTATIVES OF ON DECK

NAME    SPECIMEN SIGNATURE

__________________________________	__________________________________
__________________________________	__________________________________
__________________________________	__________________________________
__________________________________	__________________________________
__________________________________	__________________________________

EXHIBIT G

AUTHORIZED REPRESENTATIVES OF THE CUSTODIAN

NAME    SPECIMEN SIGNATURE

__________________________________	__________________________________
__________________________________	__________________________________
__________________________________	__________________________________
__________________________________	__________________________________
__________________________________	__________________________________